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                                                                    EXHIBIT 23.2

        As independent auditors, we hereby consent to the incorporation by reference of our report, dated February 22, 2001, relating to the consolidated financial statements and financial statement schedule of NTELOS Inc. for the year ended December 31, 2000, included in the 2002 Annual Report on Form 10-K of NTELOS Inc., into the previously filed Form S-8 Registration Statements, File Nos. 333-45593, 333-40751, 333-40753, 333-54288, 333-62764, 333-62766,
333-99445, and 333-100203, and Form S-3 Registration Statement Nos. 333-17945, 333-54226, 333-59554, 333-59556 and 333-59538 of NTELOS Inc.

        Our audit of the financial statements referred to in our aforementioned report also included the financial statement schedule of NTELOS Inc., listed in
Item 15. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ McGladrey & Pullen LLP

Richmond, Virginia
April 11, 2003